EXHIBIT 99.1
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April 6, 1999


Board of Directors
amdiv.com, inc.
10900 Wilshire Boulevard, 9th Floor
Los Angeles, CA 90024

You have informed us that information has come to the attention of management and the Board of Directors of amdiv.com, inc. (the "Company") which indicates the Company's August 31, 1998 consolidated financial statements may be materially misstated. We understand the Company is in the process of investigating whether there has been a misappropriation of cash proceeds from
the sale of a note receivable.   We also understand that the Company will be
informing the public on April 7, 1999 that those financial statements are possibly in error and should no longer be relied upon.

Because of the significance of the information brought to our attention indicating the August 31, 1998 consolidated financial statements may be materially misstated, we hereby withdraw our auditor's report dated October 16, 1998, except for note 10 as to which the date is December 3, 1998 on the August 31, 1998 consolidated financial statements of amdiv.com, inc. and subsidiaries. You should notify those parties known to be relying or who are likely to rely on the financial statements and our report thereon that they should no longer be relied upon and that our report should no longer be associated with those financial statements. Please provide us by April 9, 1999 a copy of the Company's communication making such notification.

When the Company has completed its investigation of this matter, please advise us of the Company's findings so that we may determine whether or not we would agree to reissue our report.


McGladrey & Pullen, LLP


/s/ Kenneth R. Stoll
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Kenneth R. Stoll
Partner